SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               September 8, 2005


                          THE PROCTER & GAMBLE COMPANY
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             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
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(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)


One Procter & Gamble Plaza, Cincinnati, Ohio                    45202
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   (513) 983-1100
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[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.04  TEMPORARY SUSPENSION OF TRADING UNDER CERTAIN EMPLOYEE BENEFIT PLANS

     On September 8, 2005, The Procter & Gamble Company ("P&G") sent a notice to its directors and executive officers informing them that the Gillette Employees' Savings Plan, the Gillette Employee Stock Ownership Plan, and the Gillette Supplemental Savings Plan (collectively, the "Plans") will be closed for participant transactions around the closing of the proposed merger between P&G and The Gillette Company ("Gillette"), which is expected in fall 2005.

     The blackout period is contingent on the consummation of the merger. The blackout is expected to last approximately three business days around the closing date, which is not yet known. Because P&G will assume the Plans at closing, P&G's directors and executive officers were notified that they would be restricted from trading in P&G and Gillette securities during the anticipated blackout period, according to applicable regulations. Steven W. Jemison, P&G Secretary, was designated as the officer to respond to questions by directors and officers about the proposed blackout period.

     The blackout period is necessary for the Plans' administrator--Fidelity Investments--to clear all pending trades, determine final share balances, and process the exchange of Gillette securities for P&G securities pursuant to the Agreement and Plan of Merger dated January 27, 2005.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY

                                       /S/ STEVEN W. JEMISON
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                                       Steven W. Jemison, Secretary and
                                       Associate General Counsel
                                       September 8, 2005